CUSIP No. 90915 R 105                                        Page 12 of 12 pages
--------------------------------------------------------------------------------


                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of UNIPRO Financial Services, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: November 29, 2006


CHINA HONOUR INVESTMENT LIMITED


By:      /s/ Wanzong Zhao
         ---------------------
         Name: Wanzong Zhao
         Title: Sole Director


/s/ Ang Li
----------------------------
Ang Li